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                                                                     Exhibit 5

To Call Writer Directly:
(212) 446-4800

                                           May 25, 2000


O'Sullivan Industries, Inc.
O'Sullivan Industries - Virginia, Inc.
1600 Gulf Street
Lamar, Missouri  64759

Ladies and Gentlemen:

         Re:      Series B 13 3/8% Senior Subordinated Notes Due 2009

                  We are acting as special counsel to O'Sullivan Industries, Inc., a Delaware corporation (the "Company") and O'Sullivan Industries - Virginia, Inc., a Virginia corporation, (the "Subsidiary Guarantor" and together with the Company, the "Registrants") in connection with the proposed registration by the Company of up to $100,000,000 in aggregate principal amount of the Company's Series B 13 3/8% Senior Subordinated Notes Due 2009 (the "Exchange Notes") which are to be guaranteed (the "Guarantee") by the Subsidiary Guarantor, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on February 28, 2000 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's old 13 3/8% Senior Subordinated Notes Due 2009 (the "Old Notes").

                  The Exchange Notes and Guarantee are to be issued pursuant to the Indenture (the "Indenture"), dated as of November 30, 1999, among the Registrants and Norwest Bank of Minnesota, National Association, as Trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $100,000,000 in aggregate principal amount is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the Registrants with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and
(iv) the Registration Rights Agreement, dated as
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O'Sullivan Industries, Inc.
O'Sullivan Industries - Virginia, Inc.
May 25, 2000
Page 2


of November 30, 1999, among the Registrants and Lehman Brothers, Inc.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when, as and if:

                  1. the Registration Statement shall have become effective pursuant to the provisions of the Securities Act; and

                  2. the Exchange Notes are issued pursuant to the Exchange Offer, the Exchange Notes and Guarantee will constitute valid and binding obligations of the Registrants and the Indenture will be enforceable in accordance with its terms.

                  Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization,
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O'Sullivan Industries, Inc.
O'Sullivan Industries - Virginia, Inc.
May 25, 2000
Page 3


fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement or creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) except for purposes of the opinion in paragraph 1, any laws except the laws of the State of New York.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm in the Registration Statement, including, but not limited to, under the heading "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

                                                     Yours truly,


                                                     /s/  Kirkland & Ellis
                                                     -------------------------
                                                     Kirkland & Ellis